SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NEW FOCUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW FOCUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS  TO BE HELD MAY 29, 2002

To The Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of NEW FOCUS, INC., a Delaware corporation (the “Company” or “New Focus”), will be held on Wednesday, May 29, 2002, at 10:00 a.m. local time, at the Company’s principal executive offices located at 5215 Hellyer Avenue, San Jose, California 95138 for the following purposes:

1.  To elect one Class II director to serve until the 2005 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

2.  To approve an amendment to the 2000 Director Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 200,000 shares to 500,000 shares.

3.  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 29, 2002.

4.  To transact such other business as may properly come before the Annual Meeting or before any adjournments thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on April 1, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or you may vote by telephone or using the Internet as instructed on the enclosed Proxy Card. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Sincerely,

R. Clark Harris
President and Chief Executive Officer

San Jose, California
April 26, 2002

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

NEW FOCUS, INC.

PROXY STATEMENT FOR 2002
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of New Focus (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held Wednesday May 29, 2002 at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices, located at 5215 Hellyer Avenue, San Jose, California 95138, and its telephone number at that location is (408) 284-4700.

These proxy solicitation materials and the Annual Report on Form 10-K for the year ended December 30, 2001, including financial statements, were first mailed on or about April 26, 2002 to all stockholders entitled to vote at the Annual Meeting.

THE COMPANY SHALL PROVIDE, WITHOUT CHARGE, TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS, A COPY OF THE ANNUAL REPORT ON FORM 10-K TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO NEW FOCUS, INC., 5215 HELLYER AVENUE, SAN JOSE, CALIFORNIA 95138, ATTN: WILLIAM L. POTTS, JR., CHIEF FINANCIAL OFFICER AND SECRETARY.

Record Date; Voting and Outstanding Shares

Only stockholders of record at the close of business on April 1, 2002 (the “Record Date”) are entitled to notice of, and to vote their shares at, the Annual Meeting. As of the Record Date, 76,145,262 shares of the Company’s common stock were issued and outstanding and held of record by approximately 430 stockholders. As of the Record Date, we had no shares of preferred stock outstanding. The holders of common stock are entitled to one vote per share on all matters presented at the Annual Meeting.

Voting Electronically Via the Internet or By Telephone

Stockholders whose shares are registered in their own names with Equiserve may vote either via the Internet or by calling Equiserve. Specific instructions for voting via the Internet or by telephone are set forth on the enclosed Proxy Card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper Proxy Card in the self-addressed, postage-paid envelope provided.

Quorum; Required Vote

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person and by proxy, at the Annual Meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present at the Annual Meeting for determining the presence of a quorum and as entitled to vote on a particular subject matter at the meeting.

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be treated as being present at the Annual Meeting for determining the presence of a quorum for the transaction of business, but will not be counted as entitled to vote with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not be counted for purposes of determining whether a proposal has passed. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares, however, a broker non-vote has the same effect as a vote against the proposal.

Revocability of Proxies

Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Company’s Board and which, when properly completed, will be voted as you direct. In the event no directions are specified, such proxies will be voted in accordance with the following recommendations of the Board:

•	FOR the re-election of John Dexheimer to the Board (Proposal One);

•	FOR the amendment to the 2000 Director Option Plan (Proposal Two);

•	FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for 2002 (Proposal Three).

You may revoke or change your proxy vote at any time before the Annual Meeting by sending a written notice of revocation or submitting another Proxy Card with a later date to the Company (Attn: William L. Potts, Jr., Chief Financial Officer and Secretary) at its principal executive offices located at 5215 Hellyer Avenue, San Jose, California 95138 before the beginning of the Annual Meeting. You may also revoke your proxy vote by attending the Annual Meeting and voting in person; however, the mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the prior appointment.

Solicitation of Proxies

This solicitation of proxies is made by the Board of Directors of the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. Except as described above, the Company does not presently intend to solicit proxies other than by mail and via the Internet.

Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (the “SEC”). Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2003

Annual Meeting of Stockholders must be received by the Company no later than December 27, 2002, to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

If a stockholder intends to submit a proposal at the Company’s 2003 Annual Meeting of Stockholders that is not eligible for inclusion in the Proxy Statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than March 12, 2003, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company’s 2003 Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company has a classified Board of Directors currently consisting of two (2) Class I directors, Dr. Winston S. Fu and R. Clark Harris, one (1) Class II director, John Dexheimer, and two (2) Class III directors, Don G. Hallacy and Dr. Peter F. Bordui. At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the Annual Meeting dates. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director or that director’s successor is duly elected and qualified.

John Dexheimer is the Board’s nominee for election at the Annual Meeting to Class II of the Board. If elected, Mr. Dexheimer will serve as a director until the Annual Meeting in 2005, or until his successor is elected and qualified or until his earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Dexheimer. If Mr. Dexheimer is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. The Company is not aware of any reason that Mr. Dexheimer would be unable or unwilling to serve as a director. If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the Board. Abstentions and “broker non-votes” will have no effect on the election of directors.

The following table sets forth certain information regarding the Company’s directors and the Class II nominee as of April 1, 2002:

Name	Age	Position	Director Since
Class I nominees elected at the 2001 Annual Meeting:
Dr. Winston S. Fu(1)	35	Director	1999
R. Clark Harris	64	Chairman of the Board, President and Chief Executive Officer	1998
Class II director to be elected at the 2002 Annual Meeting:
John Dexheimer(1)(2)	47	Director	1998
Class III directors whose terms expire at the 2003 Annual Meeting of Stockholders:
Don G. Hallacy(2)	45	Director	2001
Dr. Peter F. Bordui(1)	41	Director	2001

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.

There is no family relationship between any director or executive officer of the Company.

Dr. Winston S. Fu has served as one of the Company’s directors since June 1999. Dr. Fu is a non-managing member of Presidio Management Group VI, LLC, the general partner of U.S. Venture Partners, a venture capital firm. Prior to joining U.S. Venture Partners in August 1997, Dr. Fu was enrolled in the M.B.A. program at Northwestern University. Prior to that, Dr. Fu served as the director of product marketing and in various other positions at Vixel Corporation. Dr. Fu holds a B.S. in physics from Massachusetts Institute of Technology, an M.B.A. from Northwestern University and a Ph.D. in applied physics from Stanford University.

R. Clark Harris has served as the Company’s President and Chief Executive Officer since October 2001. Mr. Harris has served as one of the Company’s directors since December 1998, serving as the Chairman of the Board of Directors since August 29, 2001. Mr. Harris was a partner in NorthEast Ventures, a venture capital firm, from June 1998 to December 2001. Prior to joining NorthEast Ventures in June 1998, Mr. Harris served as the president of a major division of Uniphase, now JDS Uniphase, from May 1995 to May 1998. Before joining JDS Uniphase in 1995, Mr. Harris spent 19 years at United Technologies Corporation in various operating positions, including Senior Vice President of Sikorsky Aircraft Division. Mr. Harris currently serves as a director of Zygo Corporation. Mr. Harris received a B.A. in aeronautical engineering from Georgia Tech and holds an M.B.A. from Massachusetts Institute of Technology.

John Dexheimer has served as one of the Company’s directors since July 1998. Since January 1999, he has served as President of Lightwave Advisors, Inc., a venture capital and business development advisor to optical communications, software and Internet companies. From March 1990 through January 1999, Mr. Dexheimer was a managing director and partner at C.E. Unterberg Towbin, an investment banking and venture capital firm, and its predecessor, Unterberg Harris. Mr. Dexheimer holds a B.S. from the University of Minnesota Institute of Technology and an M.B.A. from Harvard University.

Don G. Hallacy has served as one of the Company’s directors since December 2001. Since March 2002, he has served as Chief Information Officer for BellSouth’s Domestic Operations group. From April 2000 to March 2002, Mr. Hallacy served first as president of Internet Services and then as president of Technology Services for Sprint. From April 1999 until April 2000, Mr. Hallacy was President and Chief Executive Officer of Eltrax Systems, Inc., now Verso Technologies. From February 1992 until April 1999, Mr. Hallacy held several senior leadership positions with Sprint in the areas of strategic growth, data networks operations, technology integration and emerging technologies. Mr. Hallacy holds a B.A. in economics and computational math from Albion College in Michigan.

Dr. Peter F. Bordui has served as one of the Company’s directors since December 2001. From January 1999 to December 2001, Dr. Bordui served first as Vice President and General Manager, Netherlands and then as Vice President and General Manager, Source Lasers for JDS Uniphase. From September 1992 through January 1999, Dr. Bordui was Vice President and General Manager, Materials Division for Crystal Technology, Inc., a Siemens Company. Dr. Bordui currently serves as chairman of Photonic Materials, Ltd. in Scotland and as director of Intense Photonics, Ltd. Dr. Bordui holds a B.S., M.S. and Ph.D. in material science and engineering from the Massachusetts Institute of Technology.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF  JOHN DEXHEIMER TO THE BOARD OF DIRECTORS.

Board of Directors Meetings and Committees

The Board held a total of eleven (11) meetings (including five (5) regularly scheduled meetings) during fiscal 2001. Except for David Lee, who resigned from the board on January 11, 2002, all directors attended at least 75% of the meetings of the Board and committees of which they were members held during fiscal 2001.

The Company’s Board currently has two committees: an Audit Committee and a Compensation Committee. All members of these committees are non-employee directors. The Board has no nominating committee or any committee performing such functions.

The Audit Committee currently consists of three non-employee directors who meet the independence requirements of the Nasdaq Stock Market: Mr. Dexheimer, Dr. Fu and Dr. Bordui. Dr. Bordui replaced Robert Pavey on the Audit Committee in February 2002, when Mr. Pavey resigned from the Board. The Audit Committee held a total of five meetings during fiscal 2001. The Board has adopted a written charter for the Audit Committee. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of audit and other professional services provided by the Company’s independent auditors and reviews and evaluates the accounting principles and auditing practices and procedures to be used in preparing the Company’s financial statements and receives and considers comments from the independent auditors on the Company’s internal controls. The Audit Committee meets with the Company’s independent auditors on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to the Company’s earnings announcements, to review the results of their work. The Audit Committee also meets with the Company’s independent auditors to approve the annual scope of the audit services to be performed.

The Compensation Committee consists of Mr. Dexheimer and Mr. Hallacy. Mr. Dexheimer became a member of the Compensation Committee on September 11, 2001. Mr. Harris was a member of the Compensation Committee prior to his appointment as the Company’s President and Chief Executive Officer. Mr. Hallacy became a member of the Compensation Committee on February 6, 2002 when Mr. Pavey resigned from the Board. The Compensation Committee held fifteen (15) meetings during fiscal 2001, and also acted in a number of instances on various matters by unanimous written consent. The Compensation Committee approves stock compensation for the Company’s executive officers and makes recommendations to the Board regarding all forms of compensation to be provided to the executive officers of the Company, and the compensation of other officers and managerial employees.

Compensation Committee Interlocks and Insider Participation

During fiscal 2001, none of the members of the Compensation Committee was an officer or employee of the Company while he was a member of the Compensation Committee. During fiscal 2001 no member of the Compensation Committee served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE 2000 DIRECTOR OPTION PLAN TO
INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR
ISSUANCE THEREUNDER FROM 200,000 SHARES TO 500,000 SHARES

At the Annual Meeting, the stockholders are being asked to approve an amendment (“Proposal Two”) to the 2000 Director Option Plan (the “Director Plan”) to increase the number of shares of common stock reserved for issuance thereunder from 200,000 shares to 500,000 shares.

In April 2002, the Company’s Board authorized the amendment to the Director Plan described in this Proposal Two, subject to stockholder approval. A general description of the provisions of the Director Plan follows.

The Board believes that the Director Plan is an important factor in attracting and retaining highly-qualified and experienced individuals to serve as directors. Accordingly, the Board believes that the amendment described in this Proposal Two would be in the best interests of the Company and its stockholders.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to approve Proposal Two. Abstentions will have the effect of a vote “against” Proposal Two. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE AMENDMENT TO THE  2000 DIRECTOR OPTION PLAN.

Summary of the Director Plan

Following is a summary of the material features of the Director Plan.

Purpose.    The purposes of the Director Plan are to (i) attract and retain the best available personnel for service as non-employee directors, (ii) to provide additional incentive to the non-employee directors to serve as directors and (iii) to encourage their continued service on the Board.

Administration.    The Director Plan provides for automatic non-discretionary option grants as described in “Automatic Option Grants” below.

Shares Available for Grant.    Upon approval of Proposal Two, 500,000 shares of common stock will be reserved for issuance under the Director Plan.

Eligibility.    The Director Plan provides that options may be granted only to non-employee directors. All grants are automatic and are not subject to the discretion of any person. As of April 1, 2002, four directors were eligible to participate in the Director Plan.

Automatic Option Grants.    The Director Plan provides for the automatic grant of non-statutory stock options to non-employee directors of the Company. Each non-employee director is granted an option to purchase 25,000 shares of common stock on the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (“First Option”). Thereafter, each non-employee director is automatically granted an option to purchase 5,000 shares of the Company’s common stock each year (“Subsequent Option”) on the date of the Company’s Annual Meeting of Stockholders, provided that the non-employee director will continue to serve on the Board and has served on the Board for the preceding six months.

Terms of Options.    The options granted under the Director Plan have a term of ten years. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted.

Vesting and Exercise of Options.    Twenty percent (20%) of the shares subject to the First Option vest on each anniversary date of the date of grant, provided that the director continues to serve on the Board on such date. One hundred percent (100%) of the shares subject to the Subsequent Option vest on the one year anniversary of the date of grant, provided that the director continues to serve on the Board on such date. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of common stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, exchange of the Company’s common stock, pursuant to a cashless exercise program or any combination thereof.

Exercise Price.    The option exercise price is 100% of the fair market value of the Company’s common stock on the date of grant. The Board determines the fair market value based upon the closing price of the common stock on the Nasdaq Stock Market on the trading date prior to the date the option is granted. The closing sale price of the Company’s common stock on April 1, 2002 was $2.96.

Termination of Status as a Director.    If an optionee ceases to be a director of the Company for any reason other than death or disability, vesting of the options shall cease as of the date of termination. Thereafter, the options may be exercised within three months as to all or part of the shares that the director was entitled to exercise at the date of termination. If such termination is due to death or disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, the director (or the director’s legal representative) shall have the right to exercise his or her option, within 12 months following the date of such termination, and only to the extent that the director was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten year term).

Non-transferability of Options.    An option is nontransferable by the director, other than by will or the laws of descent and distribution, and is exercisable only by the director during his or her lifetime.

Adjustments on Changes in Capitalization.    In the event any change is made in the Company’s capitalization, such as a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company, the number of shares remaining subject to the Director Plan and the purchase price per share shall be appropriately adjusted.

Dissolution or Liquidation.    An option shall terminate immediately prior to the dissolution or liquidation of the Company to the extent it has not been previously exercised.

Change of Control.    Upon the occurrence of a change of control event, all options outstanding under the Director Plan at the time of such change of control event shall vest in full and become immediately exercisable.

Amendment and Termination.    The Board may at any time amend or terminate the Director Plan, but no amendment may be made that would impair the rights of any optionee under any prior grant. The Company shall obtain stockholder approval of any Director Plan amendment in the manner and to the degree required to the extent necessary and desirable to comply with applicable laws, rules and regulations.

Federal Tax Information

Options granted under the Director Plan are non-statutory options.    A director will not recognize any taxable income at the time the non-statutory option is granted. Upon exercise of the option, the director will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price.

Upon resale of the shares acquired pursuant to an option under the Director Plan, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

Unless limited by Section 162(m) of the Internal Revenue Code, the Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option under the Director Plan. The Company is not required to withhold any amount for federal tax purposes on any such income included by director.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAX LAWS UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Participation in the Plan

As of April 1, 2002, four directors were eligible to participate in the Director Plan. Information regarding options granted to these directors during fiscal 2001 is set forth under the heading “Certain Relationships and Related Transactions—Option Grants to Directors.” During fiscal 2001, the Company’s non-employee directors were granted options to purchase 75,000 shares of common stock under the Director Plan. Through April 1, 2002, options to purchase a total of 10,000 shares were cancelled upon the resignations of David Lee and Robert Pavey from the Board.

As of April 1, 2002, options to purchase an aggregate of 65,000 shares of the Company’s common stock were outstanding under the Director Plan with a weighted average exercise price of $5.67 per share, no options had been exercised, and 135,000 shares of common stock were available for future grant under the Director Plan (excluding the 300,000 share increase in this Proposal Two).

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 29, 2002, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board will reconsider its selection.

Ernst & Young LLP has audited the Company’s financial statements annually since 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Billed to Company by Ernst & Young LLP During Fiscal 2001

Audit Fees

Fees billed to the Company by Ernst & Young LLP during the Company’s fiscal year ended December 30, 2001 for the audit of the Company’s annual financial statements included in its Form 10-K and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal years 2000 and 2001 totaled $233,000 and $201,000, respectively.

Audit Related Fees

Fees billed to the Company by Ernst & Young LLP during the Company’s fiscal year ended December 30, 2001 for other audit related services, including consultation on SEC filings associated with business acquisition transactions, totaled $21,000.

Financial Information Systems Design and Implementation Fees

The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 30, 2001.

All Other Fees

Fees billed to the Company by Ernst & Young LLP during the Company’s fiscal year ended December 30, 2001 for all other non-audit services, including accounting advice and tax services, totaled $197,000.

The Audit Committee of the Board has determined that the accounting advice and tax services provided by Ernst & Young LLP are compatible with maintaining Ernst & Young LLP’s independence.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to approve Proposal Three. Abstentions will have the effect of a vote
“against” the ratification of Ernst & Young LLP as the Company’s independent auditors. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 29, 2002.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers, including their ages as of April 1, 2002.

Name	Age	Position
R. Clark Harris	64	Chairman of the Board, President and Chief Executive Officer
Dr. Timothy Day	38	Vice President, Chief Technology Officer
Elaine Fortier	55	Vice President, Human Resources
Peter Hansen	52	Vice President, Sales
Nicola Pignati	52	Executive Vice President, Chief Operating Officer
William L. Potts, Jr.	55	Vice President, Chief Financial Officer and Secretary

R. Clark Harris has served as the Company’s President and Chief Executive Officer since October 2001. Mr. Harris has served on the Company’s Board of Directors since December, 1998, and has served as the Chairman of the Board of Directors since August 29, 2001. Mr. Harris was a partner in NorthEast Ventures, a venture capital firm, from June 1998 to December 2001. Prior to joining NorthEast Ventures, Mr. Harris served as the president of a major division of Uniphase, now JDS Uniphase, from May 1995 to May 1998. Before joining JDS Uniphase in 1995, Mr. Harris spent 19 years at United Technologies Corporation in various operating positions, including Senior Vice President of Sikorsky Aircraft Division. Mr. Harris currently serves as a director of Zygo Corporation. Mr. Harris received a B.A. in aeronautical engineering from Georgia Tech and holds an M.B.A. from Massachusetts Institute of Technology.

Dr. Timothy Day is one of the Company’s co-founders and has served as the Company’s Vice President, Chief Technology Officer since July 1990. Since the Company’s founding, Dr. Day has served in various positions, including acting Vice President, Engineering, acting General Manager, acting Vice President, Operations and as the former Vice President, Focused Research. Dr. Day received both a B.S. and an M.S. in physics from San Diego State University and a Ph.D. in electrical engineering from Stanford University. Dr. Day is a member of IEEE Lasers and Electro-Optics Society, Optical Society of America and the Society of Photo-Instrumentation Engineers.

Elaine Fortier joined the Company in November 2000 as Vice President, Human Resources. Prior to joining the Company, Ms. Fortier was a senior partner with Gardner Consulting Group beginning in June 1999. From January 1998 to May 1999, Ms. Fortier was a senior partner with The Innovative Edge, and from October 1992 to January 1998 she was Director of Corporate Talent at Synopsys, Inc. Ms. Fortier received a B.S. in English and a teaching credential from the University of Massachusetts.

Peter Hansen joined the Company in May 2000 as Vice President, Sales. Prior to joining the Company, Mr. Hansen was Vice President, Sales, Americas, for IBM Microelectronics beginning in November 1996. Prior to joining IBM Microelectronics, Mr. Hansen held various semiconductor sales management positions at Intel and Actel. Mr. Hansen received a B.S. in electrical engineering from New York Institute of Technology.

Nicola Pignati joined the Company in April 2000 as Chief Operating Officer, and was promoted to Executive Vice President, Chief Operating Officer in December 2001. Prior to joining the Company, Mr. Pignati was President, Chief Executive Officer, and Founder of MMC Technology, Incorporated beginning in April 1996. From September 1994 to April 1996, Mr. Pignati was Vice President of Operations at Conner Peripherals, which was subsequently acquired by Seagate Technology, Incorporated. Mr. Pignati received both a B.S. and an M.S. in mechanical engineering from San Jose State University.

William L. Potts, Jr. joined the Company in February 2000 as Chief Financial Officer and was appointed Secretary of the Company in February 2001. Prior to joining the Company, Mr. Potts was employed by Komag, Incorporated from July 1987 to February 2000 most recently as its Executive Vice President, Chief Financial Officer and Secretary Prior to joining Komag in 1987, Mr. Potts held financial management positions in the computer, medical and entertainment industries. Early in his career he served on the consulting staff of Arthur Andersen & Co. Mr. Potts holds a B.S. in industrial engineering from Lehigh University and an M.B.A. from Stanford University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of April 1, 2002 as to (i) each of the executive officers named in the Summary Compensation Table below, (ii) each director and nominee for director of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock. Unless otherwise indicated, the address of each listed stockholder is c/o New Focus, Inc., 5215 Hellyer Avenue, San Jose, California 95138.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned(2)
NAMED EXECUTIVE OFFICERS AND DIRECTORS
R. Clark Harris(3)	284,667	*
Kenneth E. Westrick(4)	2,175,977	2.9%
Dr. Timothy Day(5)	771,500	1.0%
Peter Hansen(6)	112,712	*
Nicola Pignati(7)	413,667	*
William L. Potts, Jr.(8)	566,169	*
Dr. Peter F. Bordui	—	*
John Dexheimer(9)	231,305	*
Dr. Winston S. Fu(10)	15,769	*
Don G. Hallacy	—	*
All executive officers and directors as a group(11 persons)(11)	4,625,724	6.1%

5% STOCKHOLDERS
Capital Research and Management Company(12) 333 South Hope Street Los Angeles, CA 90071	10,110,000	13.3%
Dr. Milton Chang(13) 855 Maude Avenue Mountain View, CA 94043	9,619,111	12.6%
Entities associated with Morgenthaler Venture Partners(14) 50 Public Square, Suite 2700 Cleveland, OH 44113	4,408,614	5.8%
London Pacific Group Limited(15) Minden House 6 Minden Place, St. Helier, Jersey JE2 4WQ Channel Islands	4,615,386	6.1%

*	Less than one percent of the outstanding common stock.
(1)
Except as noted in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC, and includes shares of common stock subject to options currently exercisable or exercisable within 60 days after April 1, 2002.

(2)	Applicable percentage ownership is based on 76,145,262 shares of common stock outstanding as of April 1, 2002. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of April 1, 2002, including upon the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3)	Includes 223,334 shares subject to options exercisable within 60 days of April 1, 2002.
(4)	Includes 21,080 shares held by Mr. Westrick as custodian for his minor daughter and 22,600 shares held by Mr. Westrick as custodian for his minor son.
(5)	Includes 36,402 shares held by Dr. Day as custodian for his minor children, and 217,167 shares subject to the Company’s right of repurchase, which lapses over time.
(6)	Includes 83,212 shares subject to options exercisable within 60 days of April 1, 2002.
(7)	Includes 411,167 shares subject to options exercisable within 60 days of April 1, 2002, of which 291,667 shares are subject to the Company’s right of repurchase, which lapses over time.
(8)	Includes 350,000 shares subject to the Company’s right of repurchase, which lapses over time, and 100 shares held by Mr. Potts’ spouse.
(9)	Includes 57,333 shares subject to an option exercisable within 60 days of April 1, 2002.
(10)
Includes 5,000 shares subject to an option exercisable within 60 days of April 1, 2002. Also includes 440 shares held by Presidio Management Group VI, LLC. Dr. Fu is a non-managing member of Presidio Management Group VI, LLC, the general partner of U.S. Venture Partners entities. Dr. Fu disclaims beneficial ownership of shares held by Presidio Management Group, except to the extent of his pecuniary interest in this entity.

(11)	Includes an aggregate of 834,004 shares subject to options exercisable within 60 days of April 1, 2002, and 858,834 shares subject to the Company’s right of repurchase, which lapses over time.
(12)
Based solely on information provided pursuant to Schedules 13G and 13G/A filed with the Securities and Exchange Commission for calendar year 2001. Includes 5,180,000 shares beneficially owned by Capital Research and Management Company as a result of acting as an investment advisor to certain investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research and Management Company disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein. Also includes 4,930,000 shares beneficially owned by SMALLCAP World Fund, Inc., which is advised by Capital Research and Management Company.

(13)
Based on information provided pursuant to Schedules 13G and 13G/A filed with the Securities and Exchange Commission for calendar year 2001. Includes 800,000 shares held by Chang Partners, a California limited partnership, of which Dr. Chang is a general partner. Also includes 4,802,972 shares held by the Milton and Rosalind Chang Family Trust Dated 7/25/94 and 100,000 shares held by the Rosalind and Milton Chang Foundation, over which Mr. Chang exercises voting and dispositive power.

(14)
Based on information provided pursuant to Schedules 13G and 13G/A filed with the Securities and Exchange Commission for calendar year 2001. Includes 4,384,614 shares held by Morgenthaler Venture Partners V, L.P. and 20,000 shares held by Morgenthaler Management Partners V, LLC.

(15)
Based on information provided pursuant to Schedules 13G and 13G/A filed with the Securities and Exchange Commission for calendar year 2001. Includes 3,918,746 shares held by London Pacific Assurance Limited and 696,640 shares held by Berkeley International Capital Limited.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following Summary Compensation Table sets forth certain information regarding the compensation of the President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company for services rendered in all capacities to the Company for the last three fiscal years.

Summary Compensation Table

Name and Principal Position	Fiscal Year(1)	Annual Compensation				Long-Term Compensation Awards
		Salary ($)		Bonus ($)		Securities Underlying Options (#)	All Other Compensation ($)(2)
R. Clark Harris Chairman of the Board, President and Chief Executive Officer	2001 2000 1999	$80,308 — —		$	— — —	1,605,000 — —	$685 — —

Kenneth E. Westrick(3) President and Chief Executive Officer	2001 2000 1999	238,143 187,200 144,127	(4)		— 75,629 15,600	— 300,000 —	624,350 326 —	(5)

Dr. Timothy Day Vice President, Chief Technology Officer	2001 2000 1999	204,212 174,863 117,007	(6)		— 199,784 —	200,000 300,000 —	18,067 1,279 —

Peter Hansen Vice President, Sales	2001 2000 1999	175,000 113,750 —			180,000 50,250 —	10,500 225,000 —	126,555 78,681 —	(7) (8)

Nicola Pignati Executive Vice President, Chief Operating Officer	2001 2000 1999	209,884 124,961 —			— 33,278 —	250,000 500,000 —	2,789 418 —

William L. Potts, Jr. Vice President, Chief Financial Officer and Secretary	2001 2000 1999	194,216 156,827 —			— 66,300 —	100,000 600,000 —	1,335 412 —

(1)	The Company’s fiscal year ended December 31, 1999 was comprised of a nine-month period.
(2)	Other compensation represents commissions, housing and car allowances, group term life insurance premiums, 401(k) matching payments and severance.
(3)	Mr. Westrick resigned from the Company effective October 10, 2001.
(4)	Mr. Westrick’s annual compensation for the twelve months ended December 31, 1999 was $227,869.
(5)	Includes $620,000 paid as severance.
(6)	Dr. Day’s annual compensation for the twelve months ended December 31, 1999 was $167,814.
(7)	Includes $50,515 earned as commissions and a housing allowance of $69,454.
(8)	Includes $46,627 earned as commissions and a housing allowance of $27,879.

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding options granted during fiscal 2001 to each of the persons named in the Summary Compensation Table. These options were granted under the 2000 Stock Plan and have a term of 10 years, subject to earlier termination in the event the optionee’s services to the Company cease.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(5)
Name	Number of Securities Underlying Options Granted(1)		Percent of Total Options Granted to Employees in Fiscal 2001(2)		Exercise Price per Share ($/Share)(3)	Expiration Date(4)	5%	10%
R. Clark Harris	1,500,000 100,000 5,000		28.64 1.91 0.10	% % %	$3.70 3.76 9.99	11/14/11 11/29/11 05/31/11	$3,490,365 236,464 31,413	$8,845,271 599,247 79,607
Kenneth E. Westrick	—		—		—	—	—	—
Dr. Timothy Day	200,000		3.82%		3.70	11/14/11	465,382	1,179,369
Peter Hansen	10,500	(6)	0.20%		8.25	01/02/03	6,605	13,427
Nicola Pignati	250,000		4.77%		3.70	11/14/11	581,728	1,474,212
William L. Potts, Jr.	100,000		1.91%		3.70	11/14/11	232,691	589,685

(1)
The options for each of the executive officers vest at the rate of 20% after the first year, and then 1/60 of the shares subject to the option per month thereafter, except for the option granted to Mr. Hansen, which vests ratably over 12 months.

(2)	Based on an aggregate of 5,238,000 options granted to employees and consultants in fiscal 2001.
(3)
Options were granted at an exercise price equal to the fair market value of the Company’s common stock, as determined by reference to the closing price reported on the Nasdaq Stock Market on the last trading day prior to the date of grant.

(4)	Options may terminate before their expiration dates if the optionee’s status as an employee is terminated, or upon the optionee’s death or disability.
(5)
The potential realizable value is net of exercise price before taxes and calculated assuming that the fair market value of the common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option (ten years) and that the option is exercised and sold on the last day of its term for the appreciated stock price. In accordance with the rules of the SEC, the potential realizable value over the term of the option (the period from the grant date to the expiration date) is based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the SEC and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock.

(6)	Option was granted in connection with the Stock Option Exchange Program. See “Executive Compensation and Other Matters—Stock Option Exchange Program.”

Option Exercises and Holdings

The following table sets forth information with respect to the persons named in the Summary Compensation Table concerning exercised and unexercised stock options held as of December 30, 2001. Also reported are values for “in-the-money” stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s common stock as of December 30, 2001.

Aggregated Option Exercises in the Last Year and Year-end Option Values

	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 30, 2001		Value of Unexercised In-the-money Options at December 30, 2001(2)
Name			Exercisable	Unexercisable	($)Exercisable	($)Unexercisable
R. Clark Harris	—	$—	77,778	1,575,889	$57,584	$234,447
Kenneth E. Westrick	—	—	—	—	—	—
Dr. Timothy Day	—	—	—	200,000	—	18,000
Peter Hansen	—	—	49,975	104,525	—	—
Nicola Pignati	42,000	2,061,746	74,666	583,334	—	22,500
William L. Potts, Jr.	—	—	—	100,000	—	9,000

(1)	Based on the fair market value of the Company’s common stock on the date of exercise, minus the per share exercise price.
(2)	Based on a value of $3.79 per share, the fair market value of the Company’s common stock as of December 30, 2001, minus the per share exercise price.

Stock Option Exchange Program

In April 2001, the Board approved a Stock Option Exchange Program for options with exercise prices equal to $20.00 per share or higher. Pursuant to the program, all U.S. employees who held options granted between June 1, 2000 and February 28, 2001 under the 2000 Stock Plan (except for certain supplemental options granted on November 21, 2000) were given the opportunity to cancel those options in exchange for new options to be granted on two separate dates, provided the individual was still employed or providing service on such dates. The participation deadline for the program was June 29, 2001. The aggregate number of shares subject to the new options was equal to the number of shares subject to the old options, and the exercise price of the new options was the fair market value of the Company’s common stock on the date of each new grant as determined in accordance with the terms of the 2000 Stock Plan. The first new option was granted on July 2, 2001 at $8.25 per share for 30% of the aggregate number of option shares cancelled. The second new option was granted on January 3, 2002 at $3.89 per share, six months and one day following the cancellation of the old options, for the remaining 70% of the aggregate number of option shares cancelled. The first new option vests as to  1/12 each month from the date of grant until fully vested and expires 18 months after the grant date. The second new option vests as to  1/48 each month following the date of grant until fully vested and expires 10 years after the grant date. The grants and vesting of each of the new options are subject to the optionee’s continued employment with the Company.

The following table sets forth certain information with respect to the participation of the persons named in the Summary Compensation Table in the Company’s Stock Option Exchange Program.

Executive Officer Stock Option Exchanges

Name/Position	Date Original Stock Options Cancelled	Number of Securities Underlying Options Exchanged	Market Price of Stock at Time of Cancellation	Exercise Price at Time of Cancellation	Dates Exchange Stock Options Granted	New Shares Granted	New Exercise Price		Termination of Original Option at Date of Cancellation
Peter Hansen	07/02/01	35,000	$8.25	$88.875	7/02/01 1/03/02	10,500 24,500	$ $	8.25 3.89	06/15/10

Elaine Fortier	07/02/01	175,000	$8.25	$57.9375	7/02/01 1/03/02	52,500 122,500	$ $	8.25 3.89	11/03/10

Change of Control and Severance Arrangements

From time to time, the Company has entered into employment agreements with its executive officers, including the executive officers listed in the “Summary Compensation Table.”

Mr. Harris, the Company’s Chairman of the Board, President and Chief Executive Officer, entered into an Employment Agreement effective as of October 10, 2001. See “Certain Relationships and Related Transactions—Executive Employment Agreement.”

Upon the involuntary termination of an executive officer, excluding Mr. Harris, within 18 months following, or 3 months prior to, a change of control, or 12 months following the Company’s acquisition of another corporation or entity, 100% of the unvested portion of any stock option held by each executive officer will automatically accelerate.

If Mr. Pignati is terminated without cause, provided he signs a full waiver and release of claims, he will receive a severance amount equal to 12 months salary plus any scheduled bonuses.

Directors’ Compensation

Directors currently do not receive any cash compensation from the Company for their services as members of the Board. The Company’s non-employee directors are reimbursed for expenses incurred in connection with attending Board and committee meetings. The Company grants non-employee directors options to purchase the Company’s common stock pursuant to the terms of the Director Plan. See “Certain Relationships and Related Transactions—Option Grants to Directors.”

The Director Plan was adopted by the Company’s Board in February 2000 and approved by the stockholders in April 2000. A total of 200,000 shares of the Company’s common stock have been reserved for issuance under the Director Plan. If Proposal Two is approved, 500,000 shares of the Company’s common stock will be reserved for issuance under the Director Plan. As of April 1, 2002, options to purchase 65,000 shares have been granted under the Director Option Plan. For a full description of the terms of the Director Plan, see “Proposal Two—Summary of the Director Plan.”

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Compensation Committee of the Board with respect to the compensation paid to the Company’s executive officers during fiscal 2001. Actual compensation earned during fiscal 2001 by the persons named in the Summary Compensation Table is shown in the Summary Compensation Table.

Compensation Philosophy

Despite the economic downturn in the Company’s market, competition for highly skilled personnel continues to be intense. The Compensation Committee believes that the compensation programs for the Company’s executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, the committee’s objectives are to:

•	provide a competitive total compensation package that takes into consideration the compensation practices of companies with which the Company competes for executive talent; and

•	align the financial interests of executive officers with those of stockholders by providing executives with an equity stake in the Company.

Components of Executive Compensation

The compensation program for the Company’s executive officers consists of the following components:

•	base salary;

•	long-term stock option incentives; and

•	incentive bonus.

Base Salary

The Compensation Committee reviewed and approved salaries for the Chief Executive Officer and the other persons named in the Summary Compensation Table during fiscal 2001. Base salaries were established by the Compensation Committee based upon competitive compensation data for similar public companies, an executive’s job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Compensation Committee based its determination of Mr. Harris’ salary on both Mr. Harris’ duties and responsibilities and the salaries paid to chief executive officers of peer companies of comparable size.

Long-Term Stock Option Incentives

The Compensation Committee provides the Company’s executive officers with long-term incentive compensation through grants of options to purchase the Company’s common stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of the Company’s stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the belief of the Compensation Committee that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. The Compensation Committee considers the grant of each option subjectively, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of the Company’s long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. No specific formula is applied to determine the weight of each factor considered.

Incentive Bonus

The Compensation Committee reviewed and approved the Company’s Management Bonus Plan for the Chief Executive Officer, the persons named in the Summary Compensation Table, and other management level employees. The goal of the incentive bonus plan is to tie a portion of the compensation of each employee in the plan to the performance of the Company, and to the individual contribution of each employee in the plan. To carry out this philosophy, the Company’s bonus plan establishes a target bonus calculated as a percentage of the employee’s base salary. The bonus amounts then are determined by specific Company-based performance goals, as well as to individual performance goals, measured at the end of the fiscal year. Based on fiscal 2001 financial results, no incentive bonus payments were made to the Chief Executive Officer or persons named in the Summary Compensation Table.

Section 162(m)

The committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer or any of our next four most highly compensated executive officers, unless compensation is performance-based. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

Re	spectfully submitted on behalf of
the	Compensation Committee by:

Joh	n Dexheimer
Do	n G. Hallacy

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 30, 2001, which include the consolidated balance sheets of the Company as of December 30, 2001 and December 31, 2000, and the related consolidated statements of operations, stockholders’ equity (net capital deficit), and cash flows for the year ended December 30, 2001, the year ended December 31, 2000 and the nine-month period ended December 31, 1999, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Ernst & Young, LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from Ernst & Young, LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Ernst & Young, LLP its independence from the Company.

Conclusion

Based on the review and discussions referred to above, the committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

Respectfully submitted on behalf of the Audit Committee by:

Dr. Peter F. Bordui
John Dexheimer
Dr. Winston S. Fu

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company’s common stock with the cumulative return of the Nasdaq Stock Market (U.S.) Index and of the Nasdaq Telecommunications Index for the period commencing May 18, 2000 and ending on December 30, 2001. The past performance of the Company’s common stock is no indication of future performance.

CUMULATIVE TOTAL RETURN (1)

(1)
Returns for the indices are weighted based on market capitalization at the beginning of each measurement point. The graph assumes that $100 was invested on May 18, 2000 in the Company’s common stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index and that all dividends were reinvested. No dividends have been declared or paid on the Company’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The graph was plotted using the following data:

Company/Index	5/18/00	12/31/00	12/30/01
NEW FOCUS, INC.	$100.00	68.14	7.47
NASDAQ STOCK MARKET (U.S.)	$100.00	69.58	55.21
NASDAQ TELECOMMUNICATIONS	$100.00	55.60	37.22

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish the Company with copies of all Section 16(a) forms they file. In April 2001, three vice presidents, Richard Austin, Ronald Davis and Robert Seeburger, were designated “Section 16 Reporting Officers” of the Company, and in each case the reports on Form 3 for these individuals were filed on the 14th day following their appointment, rather than by the 10th day, as required. In June 2001, a Form 4 reporting a sale for board member John Dexheimer was reported one day late. In December 2001, each of Don G. Hallacy and Dr. Peter F. Bordui were appointed to the Board of Directors of the Company, and in each case the reports on Form 3 for these individuals were filed late. In February 2002, a Form 5 reporting three stock distributions from US Venture Partners to Milton Chang was filed late. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2001, other than the exceptions described in this paragraph, all executive officers and directors of the Company complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the compensation agreements and other arrangements that are described in the tables above and under “Change of Control and Severance Arrangements” and the transactions described below, there was not during fiscal 2001, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the common stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Executive Employment Agreement

The Company and R. Clark Harris entered into an Employment Agreement effective as of October 10, 2001. Pursuant to the terms of the employment agreement, the Company agrees to pay Mr. Harris $30,000 per month and other benefits in consideration for his services as President and Chief Executive Officer. In addition, the Company granted Mr. Harris an option to purchase 1,500,000 shares of the Company’s common stock, which vests monthly over a five-year period. The term of the employment agreement is one year, renewable annually. Pursuant to the terms of the employment agreement, Mr. Harris is an at-will employee of the Company and either he or the Company may terminate the employment relationship at any time. If Mr. Harris’ employment is terminated without cause during the term of his employment agreement, he is entitled to the continuation of his then current salary for the remainder of the term of his employment agreement and acceleration of a number of unvested options, equal to the number of shares that would have vested had Mr. Harris’ employment continued to the end of his employment agreement. Mr. Harris is also entitled to 100% accelerated vesting of his unvested stock options in the event of a change in control or if he is constructively terminated following the Company’s acquisition of another corporation or entity.

Option Grants to Executive Officers

On January 3, 2002, supplemental stock options were granted to officers and employees who held stock options at prices equal to or greater than $5.00 per share but less than $20.00 per share. Options with exercise prices in this range were not eligible for the Company’s Stock Option Exchange Program in July 2001. Under this supplemental grant program, the Company granted Peter Hansen an option to purchase 93,600 shares and Nicola Pignati an option to purchase 20,000 shares of the Company’s common stock at $3.89 per share, in accordance with the 2000 Stock Plan. The supplemental options vest as follows: (i) 30% of the shares granted vest monthly over 12 months, and (ii) 70% of the shares granted vest monthly over 48 months.

On January 3, 2002, the Company granted to certain executive officers options to purchase the Company’s common stock at $3.89 per share, in accordance with the 2000 Stock Plan. The Company granted Dr. Timothy Day an option to purchase 100,000 shares, Elaine Fortier an option to purchase 125,000 shares, Peter Hansen an option to purchase 125,000 shares, Nicola Pignati an option to purchase 250,000 shares, and William L. Potts, Jr. an option to purchase 100,000 shares. The options vest over five years, with 20% of the shares vesting after one year and 1/60 of the total shares vesting each month over the remaining four years.

Loans to Executive Officers

On July 12, 2001, the Company extended to Kenneth E. Westrick two secured full recourse short-term loans in the aggregate of $8.0 million. Mr. Westrick was the Company’s president and chief executive officer and a member of the Company’s Board of Directors at the time these loan agreements were executed. The first note in the principal amount of $2.1 million bears interest at the per annum rate, recalculated each calendar quarter, of (a) the three-month LIBOR rate as quoted in The Wall Street Journal on the first business day of such calendar quarter, plus (b) 100 basis points, compounded annually and is secured on the shares of the Company’s common stock held by Mr. Westrick. This note is due on June 30, 2002. The second note in the principal amount of $5.9 million currently bears interest at the per annum rate of 9.99% compounded annually and is secured on certain other assets of Mr. Westrick. The interest rate on this note is subject to reduction upon satisfaction of certain conditions. As of April 1, 2002, the entire principal and interest amounts on these notes remain outstanding.

Mr. Westrick also had a $1.3 million note payable to the Company in connection with previously exercised stock options that was also secured by shares of the Company’s common stock held by Mr. Westrick. This note was paid in full in March 2002 in accordance with its terms.

Mr. Westrick resigned as the Company’s president and chief executive officer and as a member of the Company’s Board of Directors effective October 10, 2001. In connection with his resignation, Mr. Westrick and the Company entered into a Separation and Release Agreement. The agreement extended the due date of the $5.9 million note to June 30, 2004 from June 30, 2002. Additionally, the Company accelerated 633,333 unvested options to purchase the Company’s common stock and agreed to pay the equivalent of eighteen months of compensation to Mr. Westrick.

On January 12, 2000, the Company loaned $255,483 to Dr. Timothy Day, the Company’s Vice President, Chief Technology Officer, secured by a stock pledge, in connection with the purchase of 690,000 shares of the Company’s common stock pursuant to the exercise of stock options granted to him. The note is interest-free and is due and payable on January 11, 2005. As of April 1, 2002, approximately $199,000 remains outstanding on this note.

In addition, on February 9, 2000, the Company loaned $375,000 to Dr. Day, secured by a stock pledge, in connection with the purchase of 300,000 shares of the Company’s common stock pursuant to the exercise of a stock option granted to him. The note is interest-free and is due and payable on February 7, 2005. As of April 1, 2002, the entire principal amount on this note remains outstanding.

On February 9, 2000, the Company loaned $750,000 to William L. Potts, Jr., the Company’s Vice President, Chief Financial Officer and Secretary, secured by a stock pledge, in connection with the purchase of 600,000 shares of the Company’s common stock pursuant to the exercise of a stock option granted to him. The note is interest-free and is due and payable on February 7, 2005. As of April 1, 2002, approximately $706,000 remains outstanding on this note.

On May 17, 2000, the Company loaned $1,620,000 to Peter Hansen, the Company’s Vice President, Sales, secured by a stock pledge, in connection with the purchase of 81,000 shares of the Company common stock pursuant to the exercise of a stock option granted to him. The note is interest-free and is due and payable on

May 17, 2005. As of April 1, 2002, $540,000 remains outstanding on this note (see “Officer Share Exchange” below).

Officer Share Exchange

On January 10, 2002, Mr. Hansen transferred to the Company 54,000 unvested shares of the Company’s common stock in exchange for the Company’s cancellation of $1,080,000 of related debt Mr. Hansen owed to the Company.

Officer Compensation Agreement

The Company has entered into a Compensation Agreement with Mr. Hansen pursuant to which the Company has agreed that for as long as Mr. Hansen remains an employee of the Company and his principal residence is located outside the state of California, the Company will pay him $5,000 per month, net of applicable taxes, for living expenses. In addition, the Company has agreed to pay Mr. Hansen a retention bonus of $540,000, payable in three equal installments of $180,000 each. The first installment was paid on December 31, 2001, the second installment was paid on March 29, 2002, and the third installment will be paid on January 18, 2003, subject to Mr. Hansen’s continued employment with the Company on such date. The third installment will also be paid to Mr. Hansen on January 18, 2003 in the event he is involuntarily terminated without cause prior to such date.

Option Grants to Directors

On December 11, 2001, the Company granted Dr. Peter F. Bordui and Don G. Hallacy each an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $4.38 per share, in accordance with the terms of the 2000 Director Option Plan.

Indemnification

The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Conflict of Interest Policy

The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company’s policy is to require that a majority of the independent and disinterested non-employee directors on the Board of Directors approve all transactions between the Company and its officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to the Company than it could obtain from unaffiliated third parties.

All transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested non-employee directors, or, if required by law, a majority of disinterested shareholders and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 26, 2002

NEW FOCUS, INC.

2000 DIRECTOR OPTION PLAN

1.    Purposes of the Plan.    The purposes of this 2000 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options.

2.    Definitions.    As used herein, the following definitions shall apply:

(a)  “Board” means the Board of Directors of the Company.

(b)  “Change of Control” means the occurrence of any of the following events:

(i)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(c)  “Code” means the Internal Revenue Code of 1986, as amended.

(d)  “Common Stock” means the common stock of the Company.

(e)  “Company” means New Focus, Inc., a Delaware corporation.

(f)  “Director” means a member of the Board.

(g)  “Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

(h)  “Employee” means any person, including officers and Directors employed by the Company, or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k)  “Inside Director” means a Director who is an Employee.

(l)  “IPO Effective Date” means the date upon which the Securities and Exchange Commission declares the initial public offering of the Company’s Common Stock as effective.

(m)  “Option” means a stock option granted pursuant to the Plan.

(n)  “Optioned Stock” means the Common Stock subject to an Option.

(o)  “Optionee” means a Director who holds an Option.

(p)  “Outside Director” means a Director who is not an Employee.

(q)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r)  “Plan” means this 2000 Director Option Plan.

(s)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(t)  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 500,000 Shares (the “Pool”).

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.    Administration and Grants of Options under the Plan.

(a)  Procedure for Grants.    All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i)  No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

(ii)  Each person who first becomes an Outside Director on or after the IPO Effective Date, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy shall be automatically granted an Option to purchase up to 25,000 Shares (the “First Option”) on the date he or she first becomes an Outside Director; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(iii)  Each Outside Director shall be automatically granted an Option to purchase 5,000 Shares (a “Subsequent Option”) on each annual meeting of the stockholders of the Company occurring after the end of the Company’s fiscal year 2000, if immediately after such meeting, he or she shall continue to serve on the Board and shall have served on the Board for at least the preceding six (6) months.

(iv)  Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

(v)  The terms of a First Option granted hereunder shall be as follows:

(A)  the term of the First Option shall be ten (10) years.

(B)  the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(C)  the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

(D)  subject to Section 10 hereof, 20% of the Shares subject to the First Option become exercisable on each anniversary from the date of grant, provided that the Optionee continues to serve as a Director on such dates.

(vi)  The terms of a Subsequent Option granted hereunder shall be as follows:

(A)  the term of the Subsequent Option shall be ten (10) years.

(B)  the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(C)  the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

(D)  subject to Section 10 hereof, 100% percent of the Shares subject to the Subsequent Option become exercisable on the one year anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(vii)  In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

5.    Eligibility.    Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

7.    Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

8.    Exercise of Option.

(a)  Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c)  Disability of Optionee.    In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(d)  Death of Optionee.    In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9.    Non-Transferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)  Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c)  Change of Control.    In the event of a Change of Control, each outstanding Option held by an Outside Director shall vest and become exercisable in full as to all of the Optioned Stock, including Shares as to which the Outside Director would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable as provided in this paragraph, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

11.    Amendment and Termination of the Plan.

(a)  Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)  Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

12.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

13.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15.    Option Agreement.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

16.    Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

                                   DETACH HERE

                                      PROXY

                                 NEW FOCUS, INC.

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                          OF STOCKHOLDERS, MAY 29, 2002

                  (SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS)

     By signing the proxy, the undersigned hereby appoints R. Clark Harris and
William L. Potts, Jr., jointly and severally, as proxies, with power of substitution, to vote all shares of New Focus, Inc. common stock which the undersigned is entitled to vote on all matters which may properly come before the 2002 Annual Meeting of Stockholders of New Focus, Inc., or any adjournment thereof.

---------------------                                      --------------------
  SEE REVERSE SIDE           CONTINUED AND TO BE            SEE REVERSE SIDE
---------------------       SIGNED ON REVERSE SIDE         --------------------

NEW FOCUS, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

[VOTE BY TELEPHONE]

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps by 12:00 a.m. (EST) May 29, 2002:

1.       Read the accompanying Proxy Statement and Proxy Card.

2.       Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3.       Enter your Voter Control Number located on your Proxy Card above your name.

4.       Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps by 12:00 a.m. (EST) May 29, 2002:

1.       Read the accompanying Proxy Statement and Proxy Card.

2.       Go to the Website http://www.eproxyvote.com/nufo

3.       Enter your Voter Control Number located on your Proxy Card above your name.

4.       Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/nufo anytime!

[TO VOTE BY MAIL] Mark, sign and date your proxy card and return it in the postage-paid envelope.

If you vote by Telephone or Internet, you do NOT need to return your proxy card.

                                   DETACH HERE

[X]  Please mark votes as in this example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.       Election of one director for a three-year term.

         NOMINEE: (01) John Dexheimer

              FOR    [ ]               [ ]  WITHHELD
            NOMINEE                           FROM
                                             NOMINEE

2.       Amendment to the 2000 Director Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 200,000 shares to 500,000 shares.

         FOR               AGAINST                 ABSTAIN

         [ ]                 [ ]                     [ ]

3.       The Appointment of Ernst & Young LLP as Independent Auditors.

         FOR               AGAINST                 ABSTAIN

         [ ]                 [ ]                     [ ]

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS SPECIFIED ABOVE, BUT
IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ITEMS 1, 2 AND 3, AND AT THE
DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE
MEETING.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING      [ ]

NOTE: Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Signature:                                   Date:
           ---------------------------             -------

Signature:                                   Date:
           ---------------------------             -------